UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, Angiotech Pharmaceuticals, Inc. (“Angiotech”) entered into an amendment to the existing employment agreement with William Hunter, Angiotech’s President and Chief Executive Officer. On March 30, 2011, Angiotech Pharmaceuticals (US), Inc. (“Angiotech US”) began entering into amendments to the existing employment agreements with Kenneth Bailey, David McMasters, and Steven Bryant, who are named executive officers of Angiotech. The amendments modify the existing employment agreements, summaries of which are included in, and copies of which may be found as Exhibits to, Angiotech’s last annual report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2011 (the “Annual Report”). The material terms of the amendments are described in the Annual Report under the caption “Amendments to Employment Agreements as a Condition of CCAA Plan,” which description is incorporated herein by reference and made a part hereof.

Item 8.01. Other Events.

On April 3, 2011, Angiotech issued a press release announcing that certain amendments will be made to the Company’s articles upon implementation of the Second Amended and Restated CCAA Plan of Compromise or Arrangement, in connection with Angiotech’s previously announced creditor protection proceedings under the Companies’ Creditors Arrangement Act (Canada). A copy of Angiotech’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment to Executive Employment Agreement with William L. Hunter, M.D.

10.2	Form of Amendment to Executive Employment Agreement.

99.1	Press Release, dated April 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Dated: April 5, 2011	By:	/s/ K. Thomas Bailey
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Executive Employment Agreement with William L. Hunter, M.D.

10.2	Form of Amendment to Executive Employment Agreement.

99.1	Press Release, dated April 3, 2011.